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EXHIBIT 11.1




COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE:

Primary and fully diluted earnings per share for the years ended December 31 are computed as follows:

                                                                        1996                1995                 1994

-------------------------------------------------------------------------------------------------------------------------
Net earnings                                                        $    4,523           $    3,383          $    2,431
Primary earnings (A)                                                     4,523                3,383               2,431
Fully diluted earnings (B)                                               4,523                3,383               2,431
Weighted average shares outstanding                                  6,337,322            6,095,273           5,614,877
Dilutive common stock equivalents for primary
 earnings per share                                                    274,018              205,090           ---------(1)
-------------------------------------------------------------------------------------------------------------------------

Weighted average shares and common equivalent shares
 outstanding for primary earnings per share (C)                      6,611,340            6,300,363           5,614,877

Additional equivalent shares assuming full dilution                     75,638               77,354           ---------(1)

-------------------------------------------------------------------------------------------------------------------------
Weighted average shares and common equivalent shares
 outstanding for fully diluted earnings per share (D)                6,686,978            6,377,717           5,614,877

Earnings per share
-------------------------------------------------------------------------------------------------------------------------
Primary (A)/(C)                                                     $     0.68           $     0.54          $     0.43
Fully diluted (B)/(D)                                               $     0.68           $     0.53          $     0.43
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


(1)Diluted securities have been less than a 3% dilutive effect in these periods.





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